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                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                               FORM 8-K
                            CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934

                    Date of Earliest Event Reported
                             April 27, 1994

                Inter-Regional Financial Group, Inc.
        (Exact name of registrant as specified in its charter)

                           DELAWARE
(State or other jurisdiction of incorporation of organization)


       1-8186                             41-1228350
   (Commission File Number)  (IRS Employer Identification Number)

         Dain Bosworth Plaza
        60 South Sixth Street
        Minneapolis, Minnesota                 55402-4422
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (612) 371-7750

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Item 5.  OTHER EVENTS

Reference is made to Exhibit 28 filed herewith.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 28 Press release regarding the registrant's Board of Directors doubling its regular quarterly cash dividend from 8 cents to 16 cents per share and authorizing a share repurchase plan.

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                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             INTER-REGIONAL FINANCIAL GROUP, INC.
                                          Registrant


Date:  May 2, 1994          By:  Daniel J. Reuss
                                 -------------------------------
                                 Daniel J. Reuss
                                 Senior Vice President,
                                 Corporate Controller and
                                 Treasurer

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     INTER-REGIONAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
                       INDEX OF EXHIBITS


Exhibit No.

     28      - Press release regarding the registrant's Board
               of Directors doubling its regular quarterly cash dividend from 8 cents to 16 cents per share and authorizing a share repurchase plan.

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                                                       Exhibit 28


INTER-REGIONAL FINANCIAL GROUP, INC.
NEWS RELEASE


                 IFG BOARD OF DIRECTORS DOUBLES DIVIDEND,
                     AUTHORIZES SHARE REPURCHASE PLAN

MINNEAPOLIS, April 27 -- Inter-Regional Financial Group (NYSE: IFG), parent company of regional broker-dealers Dain Bosworth Incorporated, Minneapolis, and Rauscher Pierce Refsnes, Dallas, today announced that its Board of Directors has doubled the company's regular quarterly cash dividend from 8 cents to 16 cents per share of common stock and authorized a plan to repurchase up to 400,000 shares of IFG common stock.

The 16-cent per-share quarterly dividend will be payable on May 25 to shareholders of record at the close of business on May 11. There are presently 8,192,608 shares of IFG common stock outstanding.

With respect to the stock-repurchase plan, the company said that purchases of IFG common stock will be made from time to time at prevailing prices on the open market, by block purchases, or in privately negotiated transactions. The repurchased shares will be used for IFG's employee stock option and other benefit plans, or for other corporate purposes.

Irving Weiser, IFG president and chief executive officer, said, "We believe the share-repurchase plan is in the best interests of IFG shareholders and we are pleased that IFG's outstanding financial performance enables us to further reward our shareholders by doubling the amount of IFG's regular quarterly dividend." IFG recently reported a record first-quarter in terms of net revenues and net earnings, although down somewhat on a per-share basis. This follows IFG's third consecutive record year in 1993.
The closing price of IFG stock on April 22 was 4.5 times earnings and 1.1 times book.

Inter-Regional Financial Group is, through Dain Bosworth Incorporated and Rauscher Pierce Refsnes, Inc., one of the nation's largest full-service regional brokerage and investment banking companies. IFG's two broker-dealers serve individual, institutional, corporate and governmental clients in 22 predominantly western states. IFG also is the parent company of Insight Investment Management, Inc., adviser for the Great Hall Funds, and Regional Operations Group, Inc., a brokerage operations and technology services subsidiary. The company's common stock is traded on the New York Stock Exchange under the symbol IFG.

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CONTACTS:  Daniel J. Reuss, Treasurer (612) 371-2974; B. J. French,
Corporate Communications (612) 371-2363